         As filed with the Securities and Exchange Commission on November 4, 2025              Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada	46-0484987
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(702) 770-7555
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jacqui Krum
Executive Vice President, General Counsel and Secretary
Wynn Resorts, Limited
3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(702) 770-7555
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Robert M. Hayward, P.C. and Katie J. Holahan
Kirkland & Ellis LLP
333 West Wolf Point Plaza
Chicago, Illinois 60654
(312) 862-2000

From time to time after this registration statement becomes effective.
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS

Wynn Resorts, Limited

This prospectus relates to offers and sales to the public in one or more offerings from time to time of:

•shares of our common stock, par value $0.01 per share;
•shares of our preferred stock, par value $0.01;
•depositary shares representing preferred stock; and
•debt securities.
Prospectus supplements will be filed and other offering materials may be provided at later dates that will contain specific terms of each offering of our securities.
Our common stock is quoted on the NASDAQ Global Select Market under the symbol "WYNN." Our principal executive offices are located at 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109 and the telephone number of our principal executive offices is (702) 770-7555.
We urge you to read carefully this prospectus, any accompanying prospectus supplement and any other offering materials filed or provided by us before you make your investment decision. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves risks. See "Risk Factors" on page 1 of this prospectus, as well as any risk factors contained in any prospectus supplement and the documents incorporated by reference herein and therein, before you make your investment decision.
Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
Neither the Nevada Gaming Commission, the Nevada Gaming Control Board, nor any other gaming authority has passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement or the investment merits of the securities offered hereby. Any representation to the contrary is unlawful.
The date of this prospectus is November 4, 2025.

Unless the context otherwise requires or unless otherwise specified, all references in this prospectus to "Wynn Resorts," the "Company," the "Registrant," "we," "us," or "our," or similar terms, refer to Wynn Resorts, Limited, a Nevada corporation, and its consolidated subsidiaries.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, the securities described in this prospectus may be offered and sold to the public in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time securities are offered and sold pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Incorporation of Documents by Reference."

RISK FACTORS

Investing in our securities involves risks. You are urged to read and carefully consider the information under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2024, as may be updated from time to time by our subsequent filings with the SEC, which is incorporated by reference into this prospectus, and in documents we file with the SEC after the date of this prospectus and which are incorporated by reference into this prospectus, as described below under the heading "Incorporation by Reference." Before making an investment decision, you should carefully consider these risks as well as other information we incorporate by reference into this prospectus. The prospectus supplement applicable to each offering of our securities will contain additional information about risks applicable to an investment in us and shares of our securities. The risks and uncertainties that we have described are not the only ones facing us and additional risks and uncertainties not currently known to us or that we currently deem immaterial may also have a material adverse effect on our business, financial condition, results of operations and cash flows.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with these requirements file reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at https://www.sec.gov that contains reports, proxy, and information statements, and other information regarding issuers, like Wynn Resorts, that file electronically with the SEC. Our filings with the SEC also may be accessed through our Internet website at https://www.wynnresorts.com. Our website, and the information contained in, accessible from or connected to our website, shall not be deemed to be incorporated into, or otherwise constitute a part of, this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. For further information with respect to us, we refer you to the registration statement and the exhibits filed as part of the registration statement.

INCORPORATION BY REFERENCE
We are "incorporating by reference" specified documents that we file with the SEC, which means that:

•incorporated documents, including exhibits and other information not included in this prospectus or a prospectus supplement, are considered part of this prospectus;
•we are disclosing important business and financial information to you by referring you to those documents; and
•information that we file in the future with the SEC automatically will update and supersede earlier information contained or incorporated by reference into this prospectus.
We are incorporating by reference into this prospectus the following documents filed with the SEC:

•our annual report on Form 10-K for the fiscal year ended December 31, 2024;
•our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025;
•our current reports on Form 8-K filed on February 6, 2025, February 13, 2025 (solely with respect to Item 8.01), May 2, 2025, May 6, 2025 (solely with respect to Item 8.01), June 12, 2025, July 31, 2025 (solely with respect to Item 2.03), August 7, 2025 (solely with respect to Item 8.01), and August 19, 2025;
•the description of our common stock set forth in our registration statement on Form 8-A, filed on October 7, 2002 (File No. 000-50028), including any amendments or reports filed for the purpose of updating the description of our common stock contained therein; and
•all other documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to termination of the offering of securities offered by this prospectus and any accompanying prospectus supplement.
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Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any current report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus.
You should rely only on the information contained or incorporated by reference into this prospectus. We have not authorized anyone to provide you with any additional information. Any statement contained in this prospectus, or a document incorporated or deemed to be incorporated by reference into this prospectus, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Copies of the documents incorporated by reference into this prospectus are available from us upon request. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus, but not delivered with this prospectus, without charge to the requester, upon written or oral request. Exhibits to information incorporated by reference into this prospectus will not be sent, however, unless those exhibits have specifically been incorporated by reference into such information. Requests for such copies should be directed to:
Wynn Resorts, Limited
3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(702) 770-7555
Attention: Investor Relations

FORWARD-LOOKING STATEMENTS
This prospectus and the documents we incorporate by reference contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act. From time to time, we may also provide oral or written forward-looking statements in other materials we release to the public. Without limiting the generality of the foregoing, in some cases you can identify forward-looking statements by terminology such as "may," "will," "should," "would," "could," "believe," "expect," "anticipate," "estimate," "intend," "plan," "continue" or the negative of these terms or similar expressions. In addition, statements that we make in this prospectus and the documents we incorporate herein by reference that are not statements of historical fact may also be forward-looking statements.
Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Information concerning factors that could cause actual results to differ from those in our forward-looking statements is contained under the heading "Risk-Factors" in our annual report on Form 10-K for the year ended December 31, 2024 and our other filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law.

THE COMPANY

We are a preeminent designer, developer, and operator of integrated resorts featuring luxury hotel rooms, high-end retail space, an array of dining and entertainment options, meeting and convention facilities, and gaming, all supported by an unparalleled focus on our guests, our people, and our community. We believe that our extensive design and operational experience across numerous gaming jurisdictions provides us with a distinct advantage over other gaming enterprises. Through our approximately 72% ownership of Wynn Macau, Limited, we operate two integrated resorts in the Macau Special Administrative Region of the People's Republic of China, Wynn Palace and Wynn Macau. In Las Vegas, Nevada, we operate Wynn Las Vegas and Encore at Wynn Las Vegas, and with the exception of certain retail space, own 100% of Wynn Las Vegas. In Everett, Massachusetts, we operate Encore Boston Harbor. Additionally, we have a 40% equity interest in Island 3 AMI FZ-LLC, an unconsolidated affiliate, which is constructing an integrated resort property in Ras Al Khaimah, United Arab Emirates.

Company Information
Our principal executive offices are located at 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109, telephone (702) 770-7555.
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USE OF PROCEEDS

Unless otherwise stated in the applicable prospectus supplement, we intend to use the net proceeds of any securities sold by us for general corporate purposes, including, without limitation, repayment of debt, acquisitions, additions to working capital, capital expenditures, and/or investments in our subsidiaries.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus in any of, or any combination of, the following ways:

•directly to one or more purchasers;
•through agents, dealers or brokers;
•to or through underwriters; or
•through a combination of any of these methods of sale or by any other legally available means.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

DESCRIPTION OF THE SECURITIES

A description of the specific terms of any common stock, preferred stock, depositary shares or debt securities that may be offered under this prospectus will be set forth in the applicable prospectus supplement relating to those securities. The terms of the offering of the securities, the initial offering price and the net proceeds to us will also be contained in any applicable prospectus supplement or other offering materials relating to such offer. Such materials may also add, update or change information contained in this prospectus.

LEGAL MATTERS

Unless otherwise specified in connection with the particular offering of securities, the validity of any securities issued under this prospectus will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois, and, with respect to matters of Nevada law, by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements and schedule of Wynn Resorts, Limited appearing in Wynn Resorts, Limited's Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of Wynn Resorts, Limited's internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution
The following table sets forth the fees and expenses payable by the registrant in connection with the registration and sale of the securities being registered hereby. All of such fees and expenses are estimated.

SEC registration fee	$	*
Accounting fees and expenses		+
Legal fees and expenses		+
Printing fees and expenses		+
NASDAQ listing fee		+
Transfer agent and registrar fees and expenses		+
Miscellaneous		+
Total	$	+

*	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee for the securities offered by this prospectus until the time of any particular offering of securities.

+	These fees cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers
Nevada Revised Statutes (“NRS”) 78.7502 provides, in general, that a corporation may indemnify, pursuant to that statutory mechanism, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a manager of a limited liability company, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person is not liable pursuant to NRS 78.138 or acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.
NRS 78.7502 also provides, in general, that a corporation may indemnify, pursuant to that statutory mechanism, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person is not liable pursuant to NRS 78.138 or acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
Any indemnification pursuant to the statutory mechanism provided under NRS 78.7502, as described above, unless ordered by a court or advanced pursuant to NRS 78.751(2), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

NRS 78.751 further provides that indemnification pursuant to the statutory mechanism provided under NRS 78.7502 does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the registrant’s amended and restated articles of incorporation, or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses, may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action.
Wynn Resorts' bylaws provide that it will indemnify its directors and officers to the fullest extent permitted by Nevada law, including in circumstances in which indemnification otherwise would be discretionary under Nevada law as described above. In addition, Wynn Resorts has entered into separate indemnification agreements with certain of its directors and officers that require Wynn Resorts, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service. Wynn Resorts maintains director and officer liability insurance, if available on reasonable terms.

Item 16.	Exhibits

The following documents are filed with or incorporated by reference into this registration statement:

Exhibit No.	Description

4.1	Third Amended and Restated Articles of Incorporation of the Registrant. (Incorporated by reference from the Quarterly Report on Form 10-Q filed by the Registrant on May 8, 2015.)

4.2	Ninth Amended and Restated Bylaws of the Registrant. (Incorporated by reference from the Annual Report on Form 10-K filed by the Registrant on February 28, 2020.)

4.3
Specimen certificate for shares of common stock, $0.01 par value per share, of the Registrant. (Incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Registration Statement on Form S-1 filed by the registrant on October 7, 2002 (File No. 333-90600).)

4.4
Indenture, dated as of March 29, 2004, between the registrant and U.S. Bank National Association, as indenture trustee. (Incorporated by reference to the Registration Statement on Form S-3 filed by the Registrant on March 30, 2004 (File No. 333-114022).)

4.5	Form of Deposit Agreement. (Incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-3 filed by the Registrant on March 30, 2004 (File No. 333-114022).)

4.6	Form of Depositary Share (included in Exhibit 4.5)

5.1*	Opinion of Kirkland & Ellis LLP

5.2*	Opinion of Brownstein Hyatt Farber Schreck, LLP

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

23.3*	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.2)

24*	Powers of Attorney of officers and directors of Wynn Resorts, Limited (included on signature page of this registration statement)

25*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, trustee under the Indenture, with respect to the Debt Securities

107*	Filing Fee Table

*	Filed herein

Item 17.	Undertakings
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 4th day of November, 2025.

WYNN RESORTS, LIMITED

By:	/s/ Julie Cameron-Doe
Julie Cameron-Doe
Chief Financial Officer
(Principal Financial and Accounting Officer)
POWERS OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig S. Billings, Julie Cameron-Doe, and Jacqui Krum, and each of them acting individually, with full power to act without the others, as his or her true and lawful attorney-in-fact with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement (including post-effective amendments, or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462 under the Securities Act of 1933 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Craig S. Billings	Director, Chief Executive Officer (Principal Executive Officer)	November 4, 2025
Craig S. Billings

/s/ Julie Cameron-Doe	Chief Financial Officer (Principal Financial and Accounting Officer)	November 4, 2025
Julie Cameron-Doe

/s/ Philip G. Satre	Non-Executive Chair of the Board and Director	November 4, 2025
Philip G. Satre

/s/ Betsy S. Atkins	Director	November 4, 2025
Betsy S. Atkins

/s/ Richard J. Byrne	Director	November 4, 2025
Richard J. Byrne

/s/ Paul A. Liu	Director	November 4, 2025
Paul A. Liu

/s/ Patricia Mulroy	Director	November 4, 2025
Patricia Mulroy

/s/ Anthony M. Sanfilippo	Director	November 4, 2025
Anthony M. Sanfilippo

/s/ Darnell Strom	Director	November 4, 2025
Darnell Strom

/s/ Winifred Webb	Director	November 4, 2025
Winifred Webb